UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: xxx

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2011, Nathan’s Famous, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, stockholders of the Company voted on the matters set forth below.  Each outstanding common share as of the record date was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect nine directors was approved based upon the following votes:

Name	For	Withheld
Robert J. Eide	3,275,436	43,389
Eric Gatoff	3,042,015	276,810
Brian S. Genson	3,277,293	41,532
Barry Leistner	3,301,654	17,171
Howard M. Lorber	3,027,067	291,758
Wayne Norbitz	3,041,765	277,060
Donald L. Perlyn	3,027,640	291,185
A.F. Petrocelli	3,027,302	291,523
Charles Raich	3,009,414	309,411

2.
A non-binding advisory proposal on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis executive compensation tables and accompanying narrative disclosure in the Company Proxy Statement was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
2,803,797	37,313	477,715	1,394,304

3.
A non-binding advisory proposal on frequency of the vote on the Company’s executive compensation program (every year, every two years or every three years) received the following votes (accordingly the stockholders approved a three year frequency):

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,087,261	59,573	1,169,184	474,668	1,922,443

4.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2012 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
4,685,705	14,183	13,241	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2011	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)